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                                                                   EXHIBIT 10.17

                               TSW INTERNATIONAL, INC.
                            CONSULTANTS STOCK OPTION PLAN


    Section 1. PURPOSE OF PLAN. The purpose of the TSW International, Inc. Consultants Stock Option Plan (the "Plan") is to provide a means whereby TSW International, Inc. (the "Company") will, through the grant of options to purchase common stock of the Company ("Options"), attract and retain highly qualified and competent consultants and motivate such consultants to exert their best efforts on behalf of the Company and any "Subsidiary" (as hereinafter defined) of the Company. As used herein, the term "Subsidiary" means any subsidiary of the Company within the definition of "subsidiary corporation" in
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and the term "Parent" means any corporation within the definition of "parent corporation" in Section 424(e) of the Code.

    Section 2.     ELIGIBILITY; NUMBER OF SHARES AVAILABLE UNDER PLAN.

    (a) The consultants eligible to participate in the Plan as recipients of Options (hereinafter referred to as "consultants") shall be determined by the "Committee" (as hereinafter defined) in its absolute discretion.

    (b) The Company hereby allocates and reserves an aggregate number of 100,000 shares of the $.0l par value common stock of the Company (the "Shares") for the grant of Options hereunder by the Company to consultants of the Company or of a Subsidiary thereof and the Company shall reserve and set aside in accordance with the Georgia Business Corporation Code, the number of authorized but unissued, or reacquired, Shares to be issued only on the exercise of any Options granted under the Plan. If any Option granted under the Plan shall terminate, expire, be reacquired by the Company or, with the consent of the optionee, be cancelled as to any Shares, new Options may thereafter be granted with respect to such Shares. In addition, any Shares surrendered as consideration upon exercise of any Option shall be included in the number of Shares thereafter available to be granted as Options.

    Section 3.     ADMINISTRATION OF THE PLAN.

    (a) ESTABLISHMENT OF COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors as established and appointed by the Board of Directors of the Company from time to time. In the event the Board of Directors elects not to constitute the Committee from time to time or wishes to grant Options or otherwise exercise the functions of the Committee, then the Board of Directors shall have the rights, powers and responsibilities of the Committee hereunder as if the Board were the "Committee" referred to in this Agreement.

    (b) RESPONSIBILITIES OF COMMITTEE Subject to the terms hereof, the Committee shall have the plenary authority in its discretion to (i) determine and designate those consultants of the Company or of any Subsidiary thereof to whom an Option or Options shall be granted; (ii) authorize the grant of Options, and the price, term of payment and other terms thereof; (iii)

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determine the number of Shares subject to each such Option; (iv) determine the time or times when and the manner in which each such Option shall be exercisable, whether in full or in installments, and the duration of such exercise period; and (v) determine the terms and provisions (and amendments thereof) of each Option Agreement (as hereinafter defined), including such terms, provisions and amendments as shall be required by the Committee in its discretion to conform to any law or regulation or any change thereof.

    (c) INTERPRETATION OF THE PLAN. The Committee shall have the plenary authority in its discretion to interpret the Plan, prescribe, amend or rescind any rules and regulations necessary or appropriate for the administration of the Plan, and take such other actions as it deems necessary or advisable to fully implement the terms and the spirit hereof, except as otherwise expressly provided herein. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive upon any optionee, unless otherwise provided herein.

    Section 4. TERMS AND CONDITIONS. Each Option hereunder shall be evidenced by a written agreement (the "Option Agreement"), which need not be identical with other Option Agreements, in form and substance satisfactory to the Committee and in accordance with the following express terms and conditions and such other terms and conditions as the Committee may find appropriate.

    (a) OPTION PERIOD. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than 10 years after the date the Option is granted.

    (b) OPTION PRICE. The option price per Share shall be determined by the Committee at the time any such Option is granted and may be greater than, equal to but not less than the fair market value (but in no event less than the par value) of a Share at the time such Option is granted.

    (c) EXERCISE OF OPTION. Subject to the provisions of this Plan, any Option granted hereunder shall be exercised only at such time or times as determined by the Committee at the time of the grant thereof and as set forth in the Option Agreement.

    (d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price of the Shares subject to any Option hereunder shall be paid to the Company at the time of exercise (i) in cash, or (ii) in such other consideration as the Committee deems appropriate at the time of grant of such Option.

    (e) EXERCISE UPON TERMINATION OF RELATIONSHIP. Upon the termination of any optionee's relationship with the Company or, if applicable, a Subsidiary (i) for reason of disability, all rights to exercise the Option shall expire ninety
(90) days following termination, (ii) for reason of death, all rights to exercise the Option shall expire one-hundred and twenty (120) days following the date of death, or (iii) for any other reason, all rights to exercise the Option shall expire thirty (30) days following termination.


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    (f)  NONTRANSFERABILITY.  No Option granted under the Plan shall be transferable by any optionee other than by will or the laws of descent and distribution, and an Option held by a person is exercisable during the optionee's lifetime only by such optionee.

    (g) INVESTMENT REPRESENTATION. Each Option Agreement shall contain the requirement that, upon demand by the Committee and prior to the delivery of any Shares to be acquired thereunder, the optionee shall deliver to the Committee a written representation in form and substance satisfactory to the Committee, affirming that the Shares to be acquired by optionee thereby, if not registered pursuant to applicable state and/or federal securities laws, shall be acquired for investment purposes only and not for resale or with a view to the distribution thereof.

    (h) ADJUSTMENTS. In the event of any change in the capital of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, any rights offering to purchase Shares at a price substantially below fair market value, or of any similar change affecting the Shares, then, in any such event, the number and kind of Shares subject to an Option and the purchase price per Share shall be appropriately adjusted consistent therewith in accordance with Treasury Regulation Section 1.425-1(a); however, in the case of a merger or consolidation, the Committee may determine that adjustments are not appropriate under the circumstances. Any adjustment(s) so made shall be final and binding upon optionees.

    (i) NO RIGHTS AS SHAREHOLDER. No optionee shall have any rights as a shareholder of the Company thereof prior to the date of issuance of a certificate or certificates representing all or any portion of the Shares purchased pursuant to such Option.

    (j) NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Option granted hereunder shall not affect in any way whatsoever the relationship of such optionee with the Company or any Subsidiary nor the right of the Company or the Subsidiary, as the case may be, to terminate optionee's relationship with same.

    Section 5. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules and regulations, including, but not limited to, those of the United States and its states, and to such approvals by any government or regulatory agency as may be required.

    Section 6. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that, unless otherwise approved by a majority of the issued and outstanding shares of the Company and subject to the provisions of Section 4(k) hereof, the Board of Directors of the Committee may not (a) increase the number of Shares reserved for Options pursuant to Section 2; or (b) change the class of persons or entities eligible to receive Options hereunder. The Board of Directors of the Company or the Committee, except as provided for in Section 4(h), may not adjust the


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pricing for any Options.  Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any Option previously granted to same under the Plan.

    Section 7. EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board of Directors of the Company, provided that the approval of the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon is secured within twelve months before or after the Plan is or was adopted by such Board. The Plan shall continue in effect until _____________, unless sooner terminated in accordance with Section 6 hereof, but Options granted while the Plan is in effect may extend beyond the effective date of the Plan.

    Section 8. WITHHOLDING ON EXERCISE OF OPTIONS. If upon the exercise of any Option granted under this Plan the Company or any Subsidiary is required to withhold or pay any amount under applicable federal or state law, the independent contractor exercising the Option shall pay such amount to the Company or Subsidiary, as applicable, or the amount of Shares delivered by the Company upon exercise of the Option shall be appropriately reduced, to reimburse the Company or the Subsidiary for such payment.

    Section 9. TIME OF GRANTING OPTIONS. Nothing contained the Plan or in any resolution adopted or to be adopted by the Committee, the Board or the shareholders of the Company shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Company and the individual (or his duly authorized attorney-in-fact) to whom such Option is to be granted.

    Section 10. GOVERNING LAW. This Plan shall be construed and interpreted in accordance with Georgia law.

    Section 11. NAME. The Plan shall be known as "The TSW International, Inc. Consultants Stock Option Plan."


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